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                                                      Exhibit 10.1


              REVOLVING LINE OF CREDIT NOTE - FLUCTUATING INTEREST
              ----------------------------------------------------


$5,000,000.00                                              June 14, 1996
                                                           Boston, Massachusetts

     For value received, Osorio and Watkin, D.M.D., P.C. and First New England Dental Centers, Inc. of 85 Devonshire Street, Boston, MA 02109 (the "Borrower") promises to pay to the order of Fleet National Bank ("Bank") at the office of Bank located at One Federal Street, Boston, MA 02211, or such other place as the holder hereof shall designate, on June 14, 1997, FIVE MILLION 00/100 ($5,000,000,000) DOLLARS or, if less, the aggregate unpaid principal amount of all loans made by the Bank to the Borrower pursuant to this Note. The Borrower further promises to pay to the order of the Bank monthly in arrears on the first day of each calendar month at a fluctuating interest rate per annum equal to two and one-half (2.5%) percent above the Bank's Prime Rate in effect from time to time. Each change in such interest rate shall effect simultaneously with the corresponding change in such Prime Rate. "Prime Rate" shall mean the rate of interest announced by Bank at its principal office in Boston from time to time as its "Prime Rate." Interest shall be calculated on the basis of actual days elapsed and a 360-day year. The rate of interest payable hereunder shall be changed effective as of the day on which a change in the Prime Rate becomes effective.

     Borrower shall pay to Lender a late charge in the amount of five (5%) percent of each periodic payment due hereunder which is more than ten (10) days in arrears to offset the additional expenses involved in processing delinquent payments. In addition, from and after the date on which this Note becomes due and payable, at maturity, upon default or otherwise, interest shall accrue and shall be immediately due and payable at a rate (the "Default Rate") which is two (2%) percent per annum higher than the Interest Rate hereinabove specified but in no event higher than the maximum interest rate permitted by law.

     Subject to the terms of this Note (and the Loan Agreement as defined below), Borrower shall have the right to make prepayments of principal at any time or from time to time.

     If at any time the aggregate outstanding balance hereunder shall exceed the lesser of Five Million 00/100 Dollars ($5,000,000,000) or the Borrowing Base (as defined in a certain Commercial Term Loan, Revolving Loan and Security Agreement of even date (the "Loan Agreement"), the Borrower shall immediately repay this
Note in an amount equal to such excess.

     Any deposits or other sums at any time credited by or due from the holder to the Borrower or any guarantor and any securities or other property of the Borrower or any such guarantor at any time in the possession of the holder may at all times be held and treated as collateral for the payment of this Note and any and all other


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liabilities (direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising) of the Borrower to the holder. Regardless of the adequacy of collateral, the holder may apply or set off such deposits or other sums against such liabilities upon an event of default continuing beyond any applicable notice and cure provisions in the case of the Borrower, but only with respect to matured liabilities in the case of endorser.

     The Borrower and every guarantor hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consent that no indulgence, and no substitution, release or surrender of collateral, and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of the Borrower or any such guarantor. Borrower and every Guarantor hereby waive the right to a jury trial. No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

     This Note is secured by any collateral at any time granted to Bank to secure any obligations of any maker hereof.

     This Note shall, at the option of the Bank, be immediately due and payable without notice or demand upon the occurrence of any of the following events of default, which in the case of a default in payment to the Bank has not been cured by Borrower within ten (10) days of its receipt of written notice from Bank and which in the case of any other default has not been cured by Borrower within thirty (30) days of its receipt of written notice from Bank:

     (a) default of any liability, obligation or undertaking of the Borrower, hereunder or otherwise, including failure to pay in full and when due any sum due under either this Note or any other loan from the Bank to the Borrower, whether now existing or hereinafter arising;

     (b) default of any liability, obligation or undertaking of the Borrower under the provisions of any other agreement, including without limitation under the Loan Agreement between the Borrower and the Bank which by its terms relates to the obligations of the Borrower to the Bank;

     (c) if any statement, representation or warranty made in or in connection with the application for the loan evidenced by either this Note or any loan from the Bank to the

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          Borrower, or in any supporting financial statement of the Borrower shall be found to have been false in any material respect;

     (d) if the Borrower is a corporation, trust or partnership, the liquidation, termination or dissolution of any such organization or its ceasing to carry on actively its present business or the appointment of a receiver of its property;

     (e) the institution by or against the Borrower of any proceedings under the Bankruptcy Act or any other law in which the Borrower is alleged to be insolvent or unable to pay their respective debts as they mature or the making by the Borrower of an assignment for the benefit of creditors provided the institution of such proceedings against the Borrower shall not be a default hereunder if such proceedings are stayed, terminated or dismissed within sixty (60) days of being instituted.

     (f) a material adverse change occurs in the financial condition of the Borrower.

     The Borrower agrees to pay on demand all reasonable costs and expenses (including legal costs and reasonable attorney's fees) incurred or paid by the holder in enforcing this note on default.

     The proceeds of the loan represented by this Note may be paid to any one or more of the undersigned.

     The Note incorporates the terms and conditions set forth in the Loan Agreement, which terms and conditions are incorporated by reference herein, including without limitation, Borrower's warranties, covenants and negative covenants contained therein.

     This Note shall take effect as a sealed instrument and shall be governed by the laws of the Commonwealth of Massachusetts.

Witness                                      BORROWER:
                                             Osorio and Watkin, D.M.D. P.C.

/s/ Illegible                                By: /s/ Jerald Robbins
-------------------------------                 -------------------------------
                                                Its Treasurer

                                             First New England Dental Centers,
                                             Inc.

                                             By: /s/ Jerald Robbins
-------------------------------                 -------------------------------
                                                Its President and Treasurer


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